UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  June 18, 2009

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 18, 2009, Mr. Lee M. Shumway was appointed Controller and Treasurer of General Moly, Inc. (the “Company”) and assumed the duties of principal accounting officer of the Company.  Mr. Shumway, 47, has served as Controller of the Company since May 2009.  Mr. Shumway joined the Company in November 2007 as Director of Business Process and Information Technology, responsible for supply chain management and information technology.  From 2002 to November 2007, he served as Director of Supply Chain — Nevada Operations for Newmont Mining Corporation.  Prior to joining Newmont, Mr. Shumway had more than 15 years of experience with Santa Fe Pacific Gold and Price Waterhouse.

Item 8.01                     Other Events

On June 18, 2009, General Moly, Inc. issued a press release announcing the appointment of Mr. Shumway and the results of its Annual Meeting of Stockholders, which was held June 18, 2009 in Golden, Colorado.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of General Moly, Inc. dated June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: June 18, 2009	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer